Exhibit 10.1

ASSET PURCHASE AGREEMENT

BETWEEN

US BIODEFENSE, INC.

AND

FTS GROUP, INC.

Dated as of March 19, 2008 and Closed April 4, 2008

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement, dated as of March 19, 2008, (this "Agreement"), by and between US BIODEFENSE, INC, a Utah corporation ("Buyer"), and FTS GROUP, INC., a Nevada Corporation ("Seller").

WHEREAS, Seller is engaged in the business of operating an acquisition and development company focused on acquiring, developing and investing in businesses and viable business ventures to create, capture and maximize the value of its assets for its company and stockholders, including its wholly-owned subsidiary, Elysium Internet, Inc. (the "Business"); and

WHEREAS, upon the terms and subject to the conditions set forth herein, Buyer desires to purchase and assume from Seller, and Seller desires to sell, transfer, assign, convey and deliver to Buyer, the assets of Elysium Internet, Inc.,(the “Acquired Assets”) together with certain obligations and liabilities of Seller relating to Acquired Assets (“Assumed Liabilities”); and

WHEREAS, The Board of Directors of each of Buyer and Seller, respectively, believe the acquisition is in the best interests of such company and its respective stockholders and, in furtherance thereof, have approved this Agreement and the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the covenants, representations, warranties and mutual agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE

1.1 Purchase and Sale of Assets. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, convey, transfer and assign to Buyer, and Buyer hereby agrees to purchase from Seller at the Closing all of Seller's right, title and interest in and to the assets which are comprised of 100% of the common stock of Elysium Internet, Inc. and the control of Elysium’s domain names and web sites and all funds received by Elysium, free and clear of any and all liens (such assets referred to collectively as the "Acquired Assets").

1.2 Delivery of Acquired Assets. On the "Closing Date" as defined below, Seller shall make available to Buyer all of the Acquired Assets at Buyer’s facilities in Oldsmar, Florida, and anywhere else the Acquired Assets are located. Buyer will assume full operating control of the Acquired Assets including all funds received beginning on the Closing Date for any and all activities related to Elysium Internet. The acquired domain names and web sites to be acquired are to be provided to the Buyer on the Closing Date.

1.3 Closing Deliveries by Seller and Buyer. Without limiting the foregoing, on the Closing Date,  Seller shall deliver to Buyer, duly executed by Seller, the Acquired Assets as set forth in Section 1.2 above and a Bill of Sale and General Assignment substantially in the form attached hereto as Exhibit A (the "Bill of Sale").

1.4 Liabilities. Buyer shall be responsible for the Assumed Liabilities related to the Acquired Assets and operation of Elysium Internet, Inc.

1.5 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place concurrently with the execution of this Agreement at the offices of the Buyer, located at 300 State St., Suite 226, Oldsmar, Florida, 34677 (the "Closing Date").

1.6 Payment to Seller. The aggregate purchase price to be paid by Buyer to Seller for the Acquired Assets (the "Purchase Price") shall be two million dollars ($2,000,000) in stock and a note payable as follows:
•
$1,500,000 Non-Internet Bearing Note. Payable in twelve equal payments beginning 30 days after the Buyer closes a financing of at lease $250,000. The note is convertible into shares of the Buyer’s common stock in an event of default.

•
250 shares of the Buyer’s preferred convertible stock to be named “Series B Convertible Preferred Stock” upon acceptance by the Utah Secretary of State. The preferred shares will convert into 60% of the issued and outstanding shares of the Buyer’s common stock as of the date of the Seller’s first conversion notice.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as disclosed as an inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer, as follows:

2.1 Organization of Seller. Seller is a Nevada Corporation. Seller has all requisite power and authority to own and use the properties owned and used by it and to carry on his business as currently conducted. Seller is duly qualified or licensed to do business and in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect.

2.2 Authority. Seller has all requisite power and authority to enter into this Agreement and the Bill of Sale, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Bill of Sale and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller, and no further action is required on the part of Seller to authorize this Agreement and the Bill of Sale and the transactions contemplated hereby and thereby. This Agreement and the Bill of Sale constitute valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

2.3 No Conflict. The execution and delivery by Seller of this Agreement and the Bill of Sale, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in any violation of, or default under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit (any such event, a "Conflict") under (i) any provision of Seller's Articles of Incorporation or Seller's Bylaws, each as currently in effect, (ii) any material mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license or any transferred contract (each a "Material Contract" and collectively the "Material Contracts") to which Seller or any of its properties or assets is subject, or (iii) any judgment or any order or decree issued by a governmental entity, or to Seller's knowledge, any other order or decree, statute, law, ordinance, rule or regulation applicable to Seller or any of its properties or assets (tangible and intangible).

2.4 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any governmental entity, or a party to any Material Contract with Seller (so as not to trigger any Conflict) is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the Bill of Sale or the consummation of the transactions contemplated hereby or thereby.

2.5 Title to Properties. Seller has good and marketable title to the Acquired Assets, free and clear of any liens.

2.6 Litigation. There is no action, suit, claim, proceeding, arbitration, hearing, demand or cause of action or investigation of any nature pending or threatened against Seller relating to the Acquired Assets, nor is there any reasonable basis therefor. There is no investigation or other proceeding pending or threatened relating to the Acquired Assets by or before any governmental entity, nor is there any reasonable basis therefor. There are no judgments and no orders or decrees issued by any governmental entity, and to Seller's knowledge, there are no other orders or decrees, citations, fines or penalties heretofore assessed against Seller affecting the Acquired Assets under any foreign, federal, state or local law.

2.7 Compliance With Law. Seller has complied and is in compliance with all applicable federal, state and local laws, statutes, licensing requirements, rules and regulations, and judicial or administrative decisions applicable to the Acquired Assets or the Assumed Liabilities. There is no order issued, investigation or proceeding pending or, to Seller's knowledge, threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule or regulation issued by any governmental entity applicable to the Acquired Assets or the Assumed Liabilities.

2.8 Employee Matters.
(a) Seller is not a party to, and there does not otherwise exist, any agreements with any labor organization or collective bargaining or similar agreement with respect to its employees. Seller is not a party to any outstanding contract, commission agreement, settlement agreement, or compensation agreement with any employee. To the knowledge of Seller, there are no complaints, grievances, arbitrations, employment-related proceedings or administrative proceedings, either pending or threatened orally or in writing, involving any employee; during the past five years, the business has not suffered or sustained any labor dispute resulting in any work stoppage and no such work stoppage is, to the knowledge of Seller, threatened.

(b) There is no litigation brought by any of Seller’s employees currently pending against Seller in any municipal, state or federal court or agency.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to enter into this Agreement, Buyer hereby represents and warrants to Seller:

3.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Utah. Buyer has all requisite corporate power and authority to own and use the properties owned, if any, and used by it and to carry on its business as currently conducted and as currently contemplated to be conducted. Buyer is duly qualified or licensed to do business and in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect.

3.2 Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and the Bill of Sale, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Bill of Sale and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer, and no further action is required on the part of Buyer to authorize this Agreement or the Bill of Sale and the transactions contemplated hereby or thereby. This Agreement and the Bill of Sale have been duly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3.3 No Conflict. The execution and delivery of this Agreement and the Bill of Sale to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, or result in any violation of, or default under, or give rise to a Conflict under (i) any provision of Buyer's Articles of Incorporation or Buyer's Bylaws, each as currently in effect, (ii) any Material Contract to which Buyer or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets.

3.4 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, or any third party, including a party to any Material Contract with Buyer (so as not to trigger any Conflict), is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or the Bill of Sale or the consummation of the transactions contemplated hereby or thereby.

3.5 Compliance with Laws. To Buyer's knowledge, Buyer has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct or operation of its business.

ARTICLE 4

COVENANTS AND AGREEMENTS

4.1 Additional Documents and Further Assurances.

(a) Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

(b) Following the Closing, Seller will afford Buyer, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data, if any, relating to the Acquired Assets in Seller's possession with respect to periods prior to the Closing and the right to make copies and extracts there from, to the extent that such access may be reasonably required by Buyer in connection with: (i) the preparation of tax returns; (ii) compliance with the requirements of any governmental entity; and (iii) in connection with any actual or threatened action or proceeding by a third party.

4.2 Taxes.

(a) To the extent relevant to the Acquired Assets, each party shall (i) provide the other with such assistance as may reasonably be required in connection with the preparation of any tax return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for taxes and (ii) retain and provide the other with all records or other information that may reasonably be relevant to the preparation of any tax return, or the conduct of any audit or examination, or other proceeding relating to taxes for so long as the applicable statute of limitations has not expired. Seller shall provide Buyer with copies of all documents, including prior years' tax returns, supporting work schedules and other records or information with respect to all sales, use, property and employment tax returns, absent the receipt by Seller of the relevant tax clearance certificates. The parties hereto agree to keep all such information confidential.

4.3 Bulk Sales. Seller covenants to pay all of its vendors in accordance with the terms of its obligations. Seller represents that such transfer of the Acquired Assets is not a fraudulent conveyance.

ARTICLE 5

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION

5.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of Seller contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on the one year anniversary of the Closing Date. The representations, warranties and covenants of Buyer contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on the one year anniversary of the Closing Date.

5.2 Indemnification.

(a) Seller hereby agrees to indemnify and hold harmless Buyer, its affiliates, officers, directors, counsel, employees and agents from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by Seller, its affiliates, officers, directors, employees or agents, directly or indirectly, as a result of or arising from any of the following claims (collectively,  the "Buyer Indemnifiable Claims"):

(i)   any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement and the Bill of Sale;
(ii)  any Assumed Liabilities; and
(iii) any Claim by any person or entity for brokerage or finders' fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person or entity directly or indirectly with Buyer or any of its officers, directors or employees in connection with any of the transactions contemplated by the Agreement or the Bill of Sale.

5.3 Limitation on Liability.

Notwithstanding anything to the contrary set forth in this Agreement or the Bill of Sale and except as expressly stated otherwise below, Buyer shall not be liable for any amounts with respect to any inaccuracy in or breach or nonfulfillment of any representations, warranties, covenants or agreements set forth in this Agreement or the Bill of Sale. Notwithstanding the foregoing, the Seller may seek indemnification for claims of fraud or willful misconduct and claims related to the Assumed Liabilities. Notwithstanding the foregoing, in no event shall Buyer's liability with respect to any inaccuracy in or breach or nonfulfillment of any representations, warranties, covenants or agreements (except for any liability arising out of Buyer's fraud or willful misconduct and the Assumed Liabilities) set forth in this Agreement or the Bill of Sale exceed $50,000 in the aggregate.

ARTICLE 6

GENERAL

6.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by certified mail (return receipt requested) or sent via nationally recognized overnight delivery service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice:

(a)      if  to  Buyer,  to:
          US Biodefense, Inc.
          Attention:  Scott  Gallagher
          300 State St., Suite 226
          Oldsmar, Florida

(b)     if  to  Seller,  to:
          FTS Group, Inc.
          Attention: David Rasmussen
          300 State Street East, Suite  226
          Oldsmar, Florida 34677

Notices sent via certified mail shall be deemed effective three postal days after deposit in the U.S. mail and those sent via overnight delivery shall be deemed effective upon receipt or refusal.

6.2 Entire Agreement. This Agreement, the Bill of Sale and Exhibits hereto, (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (ii) are not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise.

6.3 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

6.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

6.5 Extension; Waiver. At any time prior to the Closing, Buyer, on the one hand, and Seller, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party of the performance of any covenant, agreement, obligation, condition, representation or warranty will not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act will not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

6.6 Dispute Resolution and Applicable Law.

(a) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement. In particular, those executives of the respective parties who have authority to settle the controversy and have direct responsibility for administration of the relationships established pursuant to this Agreement shall attempt in good faith to negotiate a settlement pursuant to the following process:

(b) Any party having a dispute or claim shall give the other party written notice stating the nature of the dispute in reasonable detail. Within ten business days after delivery of the notice, the receiving party shall submit to the other a written response also in reasonable detail. Within ten business days after delivery of the written response, decision-makers from both parties shall meet (in person or by telephone) at a mutually acceptable time and place (including telephonic conference), and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other shall be honored.

(c) If the matter has not been resolved by the persons referred to above within ten days of the first meeting of such persons, the dispute shall be referred to more senior executives of each party who have authority to settle the dispute and who shall likewise meet (in person or by telephone) to attempt to resolve the dispute. If after such 10 day period the dispute remains unresolved, the parties shall participate in a mediation conducted by a mutually agreed upon mediator. If the parties resolve such dispute either alone or with the aid of the mediator, such resolution shall be binding on the parties and a settlement agreement shall be signed by each party.

(d) In the event the parties are unable to resolve such dispute following the mediation procedures provided in Section 6.6(c), either party may avail itself of any remedies available to it, whether at law or in equity, including recourse to any court of competent jurisdiction. Each party shall have the right to apply to a court of competent jurisdiction at any time for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, notwithstanding any informal dispute resolution procedures herein.

(e) In connection with any court proceeding relating to this Agreement or any Ancillary Agreement, Buyer and Seller hereto irrevocably waive any jury trial.

(f) The parties hereto each agree to the jurisdiction of any state or federal court sitting in the State of Florida and waive personal service of any and all process upon it, and consent that all services of process be made as provided herein and directed to it at its address as set forth in Section 6.1, and service so made shall be deemed to be completed when received. The parties hereto each waive any objection based on forum non convenience and waive any objection to venue of any action instituted hereunder. Nothing in this paragraph shall affect the right of the parties hereto to serve legal process in any other manner permitted by law.

6.7 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders.

(b) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including" and variations thereof will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words "without limitation.

6.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

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SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Asset Purchase Agreement has been executed by the parties hereto as of the date first above written.

SELLER
FTS Group, Inc.

By:_/s/ David Rasmussen___
David Rasmussen
Its: Chief Operating Officer and Director
Date: April 4, 2008

BUYER
US Biodefense, Inc.

By:_/s/ Scott Gallagher_____
           Scott Gallagher
Its: Chief Executive Officer and Director
Date: April 4, 2008

EXHIBIT A

DOCUMENT OF TRANSFER / BILL OF SALE

This bill of sale (this "Bill of Sale"), dated April 4, 2008, is made and entered into by and among FTS Group, Inc., a Nevada Corporation  ("Seller"), and US Biodefense, Inc., a Utah Corporation ( the "Purchaser").

WHEREAS:

Seller desires to sell, assign and transfer to Purchaser, and Purchaser desires to purchase and acquire from Seller, all of Seller's right, title and interest in and to each of the assets listed in Exhibit A (collectively, the "Purchased Assets"), on the terms and subject to the conditions set forth in this Bill of Sale.

Agreements:

In consideration of the mutual covenants and agreements set forth in this Bill of Sale, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Transfer of Assets. Seller hereby sells, assigns and transfers to Purchaser and its successors and assigns all of Seller's right, title and interest in and to each and all of the Purchased Assets, free and clear of all encumbrances.

2. No Reservations or Qualifications. The Purchased Assets that are being sold, assigned and transferred by this Bill of Sale are being sold, assigned and transferred to Purchaser without reservation or qualification, and Seller hereby agrees to defend the sale, assignment and transfer of the Purchased Assets made hereby to Purchaser against all persons and entities lawfully claiming the whole or any part thereof.

3. Further Assurances. Seller hereby covenants and agrees with Purchaser that it shall, at any time and from time to time, upon written request, duly execute and deliver all such documents, instruments, forms and authorizations as may be necessary for Seller to vest title in and to each and all of the Purchased Assets in Purchaser and to validly sell, assign and transfer to Purchaser all of Seller's right, title and interest in and to each and all of the Purchased Assets and to otherwise give effect to the terms hereof, including any and all consents to, and releases with respect to, such sale, assignment and transfer as may be required.

4. Miscellaneous. This Bill of Sale shall be governed by the internal substantive laws of the United States of America and the State of Florida, and it shall be deemed to have been executed within the State of Florida. All of the terms and provisions of this Bill of Sale shall be binding upon, and shall inure to the benefit of, each of the parties hereto and their respective successors and assigns. If any provision of this Bill of Sale is found to be invalid by any court having competent jurisdiction, the invalidity of such provision shall not affect the validity of the remaining provisions of this Bill of Sale, which shall remain in full force and effect. Any and all disputes arising under or concerning this Bill of Sale must be brought in the state or federal courts sitting in the State of Florida, and each party hereby consents to the exercise of jurisdiction by such courts over any such disputes. No waiver of any term of this Bill of Sale shall be deemed a further or continuing waiver of such term or any other term. Any changes to this Bill of Sale must be made in writing, signed by an authorized representative of each party hereto.

5. Notices. All notices or other communications which are required or may be given hereunder shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Seller:
FTS Group, Inc.
Attn: David Rasmussen/COO
300 State St., Suite 226,
Oldsmar, Florida, 34677

If to Purchaser:
US Biodefense, Inc.
Attn: Scott Gallagher/CEO
300 State St., Suite 226,
Oldsmar, Florida, 34677

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery (if sent on a business day, or if sent on other than a business day, on the next business day after the date sent), (iii) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch, and (iv) in the case of mailing, on the third business day following such mailing.

IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale to be executed and delivered by their respective duly authorized representatives as of the date first written above.

"PURCHASER"
 US Biodefense, Inc., a Utah Corporation

By:_______________________
Name: Scott Gallagher/CEO

"SELLER"
FTS Group, Inc., a Nevada Corporation

By:_______________________
Name: Scott Gallagher/CEO

"WITNESS"

By:_______________________
Name: David R. Rasmussen